UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2009

Hines Real Estate Investment Trust, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Public Offering

    Hines Real Estate Investment Trust, Inc. (“Hines REIT” or the “Company”) commenced its third public offering (the “Third Offering”) on July 1, 2008, pursuant to which it is offering up to $3 billion in shares of common stock pursuant to its primary offering (“Primary Offering Shares”) and up to $500 million in shares of common stock pursuant to its dividend reinvestment plan (“DRP Shares”).  In consideration of current market conditions and other factors, on November 30, 2009, the board of directors of Hines REIT (the “Board”) determined to cease new sales of Primary Offering Shares and therefore the Company will not accept any subscriptions for Primary Offering Shares dated after December 31, 2009.  The Board is considering various future capital raising strategies for the Company, and expects the Company will resume capital raising during 2010 under a new offering.  Until further notice, Hines REIT will continue to sell DRP Shares as part of the Third Offering.

Share Redemption Program

    The Board and management of Hines REIT remain focused on carefully managing the Company's cash position and maintaining appropriate levels of liquidity to meet the Company's operating and capital needs in an environment where access to capital in the equity and debt markets remains constrained.  To that end, on November 30, 2009, the Board determined that it is in Hines REIT’s best interest to suspend Hines REIT’s share redemption program (the “Program”) until further notice, except with respect to redemption requests made in connection with the death or disability (as defined in the Internal Revenue Code of 1986, as amended) of a shareholder (referred to herein as “Special Redemption Requests”).  Accordingly, all pending redemption requests that were not made in connection with the death or disability of a shareholder will be not be funded, nor will any additional such requests received hereafter be funded, until further notice.  Special Redemption Requests will be considered for redemption by the Board on a quarterly basis, and the fulfillment of any Special Redemption Requests will be subject to the discretion of the Board in determining whether Hines REIT has sufficient funds available for redemptions and will be subject to the other limitations of the Program, as described in Hines REIT’s prospectus, as supplemented.

    This current report on Form 8-K serves as the 30-day written notification per the terms of the Program.  The suspension of the Program and other changes described above will take effect on December 31, 2009 and, accordingly, any pending or future redemption requests other than Special Redemption Requests will not be funded.

Statements in this current report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the funding of redemptions, capital raising and continuation of the Company’s dividend reinvestment plan are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with the limitations on the Company's share redemption program, the Company's ability to raise and invest offering proceeds and other risks described in the “Risk Factors” section of the Company’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2008 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

December 1, 2009	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer